Exhibit 23.1

Consent of Independent Auditor

We consent to the use in this Amendment No. 6 to the Registration Statement (No. 333-258335) on Form S-4 of Telluride Holdco, Inc. of our report dated July 28, 2021 relating to the financial statements of TeraWulf Inc., included in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

November 10, 2021

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